Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-56257 and 333-126445 on Form S-8 of Bernard Chaus, Inc. of our report dated October 29, 2010, relating to the consolidated financial statements and financial statement schedule appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for the years ended July 3, 2010 and June 30, 2009.
/s/  Mayer Hoffman McCann CPAs
    (The New York Practice of Mayer Hoffman McCann P.C.)
New York, New York
October 29, 2010